

Littelfuse Acquires Circuit Protection Business from TE Connectivity

November 9, 2015

Littelfuse®

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Forward Looking Statements

Safe Harbor Statement

The statements in this presentation that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance, economic conditions, the impact of competitive products and pricing, product quality problems or product recalls, capacity and supply difficulties or constraints, failure of an indemnification for environmental liability, exchange rate fluctuations, commodity price fluctuations, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations, integration of the acquired business or other acquisitions, the ability to consummate the proposed transaction on the anticipated timeline or at all, the ability to realize the anticipated benefits of the transaction and other risks which may be detailed in the company's other Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This presentation should be reviewed in conjunction with information provided in the financial statements appearing in the company's Annual Report on Form 10-K for they year ended December 27, 2014, including Item 1A. "*Risk Factors*" of this Form 10-K.

Use of Non-GAAP Financial Measures

The information provided in this presentation includes the non-GAAP financial measure EBITDA margin. This non-GAAP financial measure should not be considered in isolation or a substitute for the comparable GAAP measure. Management uses this non-GAAP measure to compare operating results to other industry participants. A reconciliation of EBITDA margin to the most directly comparable GAAP measure is not accessible without unreasonable effort due to the nature of the acquisition, particularly the acquisition of certain, but not all, assets of the seller.

Circuit Protection Business Overview

- Global designer and manufacturer of electronic circuit protection devices with over 30 years of industry leadership
- Leader in polymer-based resettable circuit protection devices
- Produces over three billion circuit protection devices annually for the automotive, battery, communications and industrial end markets
- ~$190 million of revenue and 1,500 employees globally
- Manufacturing locations in China (Shanghai and Kunshan) and Japan (Tsukuba)

FY15E Sales Split

By Market


Business, Comms & Entertainment 20%
Industrial 12%
Automotive 35%
Battery 33%

By Geography


Americas 10%
EMEA 10%
Rest of APAC 11%
China 26%
Korea 18%
Japan 25%

Littelfuse
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Complementary End Markets

	Key Applications			Key Market Drivers
Automotive	Motor Protection 	Thermal Protection 	Infotainment/ Electronics 	• Electronification of cars • Comfort, convenience and safety
Battery	EV Battery 	Electric Scooter 	Mobile Devices 	• Smaller and thinner devices • Higher power batteries
Business/ Communication Entertainment (BCE)	Office Printers 	Business Servers 	Gaming Systems 	• "Internet of things" driving demand for circuit protection • "24/7" connectivity
Industrial	Intelligent Building 	Automation 	LED 	• Higher power and reliability requirements • Automation, robotics, security, and data centers

Strategic Rationale

Expands circuit protection portfolio and strengthens leadership position	• Addresses product gaps in battery protection and automotive motor protection
From niche player to leader in polymer PTCs	• Increases total addressable market as well as mind share with customers and channel partners
Increases presence in Japan	• Greater scale and local manufacturing presence provide platform for future growth
Consistent product strategies	• Focused on more performance in a smaller package ("up and left")
Attractive financial profile	• Strong margins and cash flow • $10+ million synergy opportunity

Transaction Highlights

Transaction Value	• $350 million in cash
Financial Summary	• Revenue of ~$190 million in fiscal 2015 • EBITDA margin of ~20%
Accretion	• Immediately accretive excluding acquisition and integration related charges
Synergies	• Expect $10+ million run rate in 2017
Financing	• Combination of existing balance sheet cash and additional debt • Opportunity to utilize offshore cash
Timing	• Expected to close in 1st quarter of 2016

Littelfuse®

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